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EXHIBIT 3.2.7

                                    BYLAWS OF
                              PARR SUB THREE, INC.

                                    ARTICLE I
                                     Offices

         1.1. The registered office of Parr Sub Three, Inc. (the "Company") shall be at 8513 Rochester Avenue, Rancho Cucamonga, California 91730. The name of the registered agent at such address is_______________________________

         1.2. The Company may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine are necessary or proper to the business of the Company.

                                    ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         2.1. All meetings of the shareholders for any purpose shall be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.2. Annual meetings of the shareholders, commencing with the year 2004, shall be held at a time and on a day during the month of April to be selected by the Board of Directors. At the meeting, the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting.

         2.3. Special meetings of the shareholders may be called for any purpose by the President, or at the request in writing OF 50 percent of the Board of Directors, or at the request in writing of holders of not less than I 0 percent of all the shares entitled to vote at the meeting. A request directed to either the President or the Secretary shall state the purposes of the proposed meeting and business transacted at any special meeting of the shareholders shall be confined to the purposes stated in the notice of the meeting.

         2.4. At least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. For a period of 10 days prior to the meeting, the list shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. The list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire meeting.

         2.5. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Company.

         2.6. The holders of 51 percent of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Articles of Incorporation or these Bylaws. If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may BE transacted which might have been transacted at the meeting as originally notified.


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         2.7. When a quorum is present at any meeting, the vote of the holders of 51 percent of the shares have voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law, by the Articles of Incorporation or these Bylaws. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shares to leave less than a quorum.

         2.8. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, but no proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than 11 months. Each proxy shall be filed with the Secretary of the Company prior to or at the time of the meeting, Any vote must be taken by written ballot upon the oral request of any shareholder.

         2.9. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof shall be placed in the minute book of the Company.

                                   ARTICLE III
                                    DIRECTORS

         3.1. The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all powers of the Company and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         3.2. The number of directors which shall constitute the entire Board shall be determined by the Board of Directors from time to time but at no time shall be less than one.

         3.3. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3.4. Any director may be removed with or without cause at any special or annual meeting of shareholders, by the affirmative vote of 51 percent of the number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         3.5. Regular or special meetings of the Board of Directors may be held either within or without the State of California.

         3.6. The Chairman of the Board, if one be elected by the Board, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to him pursuant to resolution duly adopted by the Board of Directors.

         3.7. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. If the shareholders fail to arrange the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of the shareholders, and at such time and place, unless by unanimous consent of the director then elected and serving, such time or place shall be changed.



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         3.8. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         3.9. Special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of one director. Notice of any special meeting of the Board of Directors shall be given to each director at least five days before the date of the meeting.

         3.10. Subject to the provisions required or permitted by the General Corporation Law of California (the "Corporations Code") for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.11. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Except as may be otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.12. At all meetings of the Board of Directors, 51 percent of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.13. The Board of Directors, by resolution passed by 51 percent of the entire Board, may from time to time designate members of the Board to constitute committees, including an executive committee, which shall in each case consist of such number of directors, not less than one, and shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them. A majority of all of the members of any such committee may determine its action and assign the time and place of any meeting, unless the Board of Directors shall otherwise direct. The Board of Directors shall have power at any time to change the number and the members of any such committee, to fill vacancies and to discharge any such committee.

         3.14. Any action required or permitted to be taken at a meeting of the Board of Directors or at any executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken is signed by all the members of the Board of Directors or such committee, as the case may be.

         3.15. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attending each meeting of the Board and may be paid a fixed sum for attending each meeting of the Board or the stated salary for a director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

         3.16. The Board of Directors shall keep the regular minutes of its proceedings and such minutes shall be placed in the minute book of the Company.




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                                   ARTICLE IV
                                     NOTICES

         4.1. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.

         4.2. Any notice required to be given may be subject to a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner. Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Company. Attendance of such persons at any meeting shall constitute a waiver of notice of such meeting, except where the persons attend for the express purpose of objecting that the meeting is not lawfully convened.

                                    ARTICLE V
                                    OFFICERS

         5.1. The Board of Directors shall elect a President and a Secretary and such other officers and assistant officers as it may deem desirable to have to conduct the affairs of the Company.

         5.2. The Company also may have, at the discretion of the Board of Directors, a Chairman of the Board, and such other officers or assistant officers as may be appointed in accordance with the preceding paragraph.

         5.3. The salaries of all officers and employees of the Company shall be fixed by the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers and employees on such terms as the Board deems advisable.

         5.4. The officers of the Company shall hold office until their successors are elected or appointed and qualified, or until their death, resignation, or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of any officer or employee shall not of itself create contractual rights. Any vacancy occurring in any office of the Company, by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

         5.5. Any officer may be removed, whether with or without cause, by the Board of Directors, at any regular or special meeting or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         5.6. If the office of the Chairman of the Board, President, Vice President, Secretary, Treasurer, Assistant Secretary, or Assistant Treasurer becomes vacant by reason of death, resignation or removal, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

         5.7. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         5.8. The President shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors.



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         5.9. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, in the absence or disability of the President, shall perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

         5.10. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all business transacted at such meetings in a minute book to be kept for that purpose and he shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall PERFORM such other duties as may be prescribed by the Board of Directors, or President, under whose supervision he shall be. He shall keep and take custody of the seal of the Company and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

         5.11. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe or as the President from time to time may delegate.

         5.12. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company and shall deposit all funds and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

         5.13. The Treasurer shall disburse funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

         5.14. The Treasurer shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

         5.15. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

                                   ARTICLE VI
                          CERTIFICATES AND SHAREHOLDERS

         6.1. Certificates for shares of the stock of the Company shall be in such form as shall be required by law and as shall be approved by the Board of Directors. Every certificate for shares issued by the Company must be signed by the President, or a Vice President and the Secretary, or an Assistant Secretary. Such certificate shall bear a legend in the form and containing the restrictions required to be thereon by the Corporations Code.

         6.2. Certificates shall be delivered representing all shares to which shareholders are entitled. Each certificate shall be consecutively numbered and shall be entered into the books of the Company as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of such shares, and such other matters as may be required by law, the Articles of Incorporation or these Bylaws.

         6.3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate previously issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the loss or destruction. In so doing the Board of Directors may in its discretion and as a condition precedent to the issuance of any such certificate (a) require the owner of the lost or destroyed certificate, or his legal representative, to advertise the SAME in such manner as it shall require and/or (b) to give the

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Company a bond (with a surety or sureties satisfactory to the Company in such sum as it may direct), as indemnity against any claim, or expense resulting from any claim, that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

         6.4. Shares of stock shall be transferable only on the books of the Company by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Company or its transfer agent of a certificate representing shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         6.5. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law, or any stock purchase and redemption agreement to which the stock may be subject.

                                   ARTICLE VII
                                OTHER PROVISIONS

         7.1. Dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Company, subject to the provisions of the Articles of Incorporation and to the Corporations Code. The declaration and payment of dividends shall be at the discretion of the Board of Directors.

         7.2. Before payment of any dividend, the Board of Directors may create and set aside funds and reserves such as the directors, from time to time and in their absolute discretion, determine appropriate to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for any other purpose they think beneficial to the Company. The directors may modify or abolish any such reserve or fund in the manner in which it was created.

         7.3. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the share held by each.

         7.4. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         7.5. The fiscal year of the Company shall be determined by resolution of the Board of Directors.

         7.6. The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Company, including a reasonably detailed balance sheet, income statement, and surplus statement.

         7.7. The Company's seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         7.8. The Company shall indemnify any person who serves as a director, officer, agent, or employee of the Company against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgment in connection with any action, suit or proceeding in which he is made a party by reason of being or having been such a director, officer, agent, or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties.


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         7.9. The Company also may reimburse to any such person described in the preceding paragraph the reasonable costs of settlement of any such proceeding, if it is found by a majority of the directors not involved in the proceeding that it was in the interest of the Company to make such settlement and that such person was not guilty of gross negligence or willful misconduct. These rights of indemnification and reimbursement shall not be exclusive of any other right to which such person may be entitled by law, bylaw, agreement, shareholder's vote or otherwise.

         7.10. Any director, officer or agent may resign by giving written or oral notice to the Board of Directors, or to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall be not necessary to make it effective.

                                  ARTICLE VIII
                           AMENDMENT AND CONSTRUCTION

         8.1. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the shareholders at any regular or special meeting. In addition, the shareholders have delegated to the Board of Directors the power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws. The Board of Directors accepts such delegation of authority and shall act accordingly at any regular or special meeting upon notice given at least 10 days prior to any meeting stating that purpose.

         8.2. If any portion of these Bylaws shall be INVALID or inoperative, then, so far as is reasonable, the remainder of these Bylaws shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

         These ByLaws were adopted on December ___, 2003.


                                             -----------------------------------
                                             Secretary



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